Exhibit 99.1

Smart for Life Announces Successful Debt Refinancing as Part of Company’s Balance Sheet Transformation

Conversion Includes Over $5.8 Million of Debt into Equity and Over $1.2 Million by Executive Management and the Board of Directors

Miami, FL – May 26, 2023 – Globe Newswire – Smart for Life, Inc. (Nasdaq: SMFL) (“Smart for Life” or the “Company”), a high growth global leader in the Health & Wellness sector marketing and manufacturing nutritional foods and supplements worldwide, today announced a series of related transactions in support of a comprehensive plan to refinance its capital structure and enhance its balance sheet.

This refinancing includes the Company’s successful conversion of over $5.8 million of debt into equity. In addition, over $1.2 million of deferred compensation for Smart for Life’s executive management team and the Company’s board of directors is being converted into equity under the same terms. More specifically, the aforementioned conversions are being made into the Company’s Series B preferred stock, par value $0.0001 per share, that is convertible into common stock at an exercise price of $2.23 per share.

“Smart for Life is pleased to announce this successful refinancing of our capital structure and achieving a significant transformation of our balance sheet as a result,” stated Darren Minton, CEO of Smart for Life. “We appreciate the overwhelming support of our note holders who were willing to convert over $5.8 million of debt to equity, significantly improving our balance sheet and increasing our shareholders’ equity. In addition, we believe converting $1.2 million of deferred compensation by the executive management team and board of directors demonstrates our alignment and confidence in the outlook for the business. We believe these steps will not only unlock significant value for shareholders, but also help further support our listing on Nasdaq. Overall, we believe Smart for Life is positioning itself for significant growth as we transform our balance sheet and continue working towards our near-term goal of $100 million in annualized revenues and sustainable profitability.”

Additional details regarding the transactions will be available in the Company’s filings with the Securities and Exchange Commission and on the Company’s website.

About Smart for Life, Inc.

Smart for Life, Inc. (Nasdaq: SMFL) is engaged in the development, marketing, manufacturing, acquisition, operation and sale of a broad spectrum of nutritional and related products with an emphasis on health and wellness. Structured as a publicly held global holding company, the Company is executing a Buy-and-Build strategy with serial accretive acquisitions creating a vertically integrated company with an objective of aggregating companies generating a minimum of $300 million in revenues by the fourth quarter of 2026. To drive growth and earnings, Smart for Life is developing proprietary products as well as acquiring other profitable companies, encompassing brands, manufacturing and distribution channels. The Company currently operates five subsidiaries including Doctors Scientific Organica, Nexus Offers, Bonne Santé Natural Manufacturing, GSP Nutrition/Sports Illustrated Nutrition and Ceautamed Worldwide/Greens First. For more information about Smart for Life, please visit: www.smartforlifecorp.com.

Video regarding the Company’s manufacturing facility at Bonne Santé Natural Manufacturing is available at: www.bonnesantemanufacturing.com/video.

Investor material and a Fact Sheet with additional information about Smart for Life is available at: www.smartforlifecorp.com/investor-center.

Forward-Looking Statements

This press release may contain information about our views of future expectations, plans and prospects that constitute forward-looking statements. All forward-looking statements are based on management’s beliefs, assumptions and expectations of Smart for Life’s future economic performance, taking into account the information currently available to it. These statements are not statements of historical fact. Although Smart for Life believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Smart for Life does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law. No assurances can be made that Smart for Life will successfully acquire its acquisition targets. Forward-looking statements are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause Smart for Life’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial position. Actual results may differ materially from the expectations discussed in forward-looking statements. Factors that could cause actual results to differ materially from expectations include general industry considerations, regulatory changes, changes in local or national economic conditions and other risks set forth in “Risk Factors” included in our filings with the Securities and Exchange Commission.

Disclaimer

The information provided in this press release is intended for general knowledge only and is not a substitute for professional medical advice or treatment for specific medical conditions. Always seek the advice of your physician or other qualified health care provider with any questions you may have regarding a medical condition. This information is not intended to diagnose, treat, cure or prevent any disease.

Investor Relations Contact

Crescendo Communications, LLC

Tel: (212) 671-1021

SMFL@crescendo-ir.com